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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 filed June 6, 1994, pertaining to the RVM Industries, Inc., Stock Option Plan (formerly the Ravens Metal Products, Inc., Stock Option Plan) of our report dated September 6, 2002, with respect to the consolidated financial statements and schedule of RVM Industries, Inc. included in the Annual Report (Form 10-KA) for the year ended March 31, 2002.

  /s/ SALTZ, SHAMIS & GOLDFARB, INC.
-----------------------------------
Akron, Ohio
November 11, 2002




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 filed June 6, 1994, pertaining to the RVM Industries, Inc., Stock Option Plan (formerly the Ravens Metal Products, Inc., Stock Option Plan) of our report dated July 9, 2001, with respect to the consolidated financial statements and schedule of RVM Industries, Inc. included in this Annual Report (Form 10-KA) for the year ended March 31, 2002.


 /s/ Ernst & Young
------------------
Akron, Ohio
November 11, 2002




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